UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

Appointment of Chief Financial Officer

On January 14, 2011, Robert Gaffey was appointed to the position of Chief Financial Officer of Lantheus Medical Imaging, Inc. (the “Company”).  Mr. Gaffey, age 63, previously served as Vice President, Finance and Information Technology, and Treasurer, a position he held since January 2008.  In his expanded role as Chief Financial Officer, Mr. Gaffey remains the Company’s principal financial officer and will continue to serve as Treasurer.  Mr. Gaffey has held multiple positions with the Company since 1987, including Vice President Finance, Operations and General Manager Billerica Site, and Vice President Finance and Operations.  Mr. Gaffey began his career with E.I. DuPont de Nemours.  Mr. Gaffey holds a Bachelor of Science in Accounting from Bentley College and a Master of Business Administration from Widener University.

A copy of the Company’s press release, dated January 18, 2011, announcing the promotion of Robert Gaffey to Chief Financial Officer, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release, dated January 18, 2011, announcing the promotion of Robert Gaffey to Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and General Counsel

Date:  January 18, 2011

EXHIBIT LIST

Exhibit Number	Description of Exhibits
99.1	Press Release, dated January 18, 2011, announcing the promotion of Robert Gaffey to Chief Financial Officer